Oaktree Announces First Quarter 2015 Financial Results

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Assets under management grew to a record $100 billion as of March 31, 2015, up 16% year-over-year, on record capital inflows of $11 billion and $23 billion for the quarter and 12 months ended March 31, 2015, respectively.

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Adjusted net income for the first quarter of 2015 declined to $155 million, or $0.85 per Class A unit, from $247 million, or $1.46 per Class A unit, for the first quarter of 2014, primarily on lower incentive income.

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Distributable earnings for the first quarter of 2015 declined to $141 million, or $0.81 per Class A unit, from $233 million, or $1.41 per Class A unit, for the first quarter of 2014, primarily on lower incentive income.

•	GAAP net income attributable to Oaktree Capital Group, LLC was $38.3 million for the first quarter of 2015, as compared with $51.8 million for the first quarter of 2014.

•	Oaktree declares a distribution of $0.64 per Class A unit with respect to the first quarter of 2015, bringing aggregate distributions relating to the last four quarters to $2.37.
LOS ANGELES, CA. April 30, 2015 – Oaktree Capital Group, LLC (NYSE: OAK) today reported its unaudited financial results for the quarter ended March 31, 2015.
Jay Wintrob, CEO, said, “Oaktree had a good beginning to 2015, highlighted by substantial progress toward our ambitious fundraising goals. Funds raised in the first quarter totaled a record $11 billion, helping to drive assets under management to a record high of $100 billion. After six months as CEO, I’m even more impressed by the power and potential of our platform; the goodwill of our clients, who entrust us with significant commitments; and the excellence of our employees. As we embark on Oaktree’s third decade, our entire organization is enthusiastically focused on our mission: to deliver superior investment results with risk under control and to conduct our business with the highest integrity.”
Assets under management (“AUM”) and management fee-generating assets under management (“management fee-generating AUM”) as of March 31, 2015 were $99.9 billion and $78.5 billion, respectively, up 16% and 6% from their respective March 31, 2014 balances of $86.2 billion and $74.0 billion. AUM of $99.9 billion represented a record, eclipsing the prior high of $93.2 billion at September 30, 2014.
Strong capital inflows drove the growth in AUM, with the respective totals of $11.4 billion and $23.1 billion for the three- and 12-month periods ended March 31, 2015 each representing a new record high for any such period in the Company’s 20-year history. Primary contributors in the first quarter of 2015 were Oaktree Opportunities Funds X and Xb (“Opps X and Xb”), with $7.1 billion of aggregate capital commitments for their first closings, and Oaktree Power Opportunities Fund IV (“Power Fund IV”), with $1.0 billion of capital commitments for its first and only closing.
Adjusted net income (“ANI”) declined to $155.3 million in the first quarter of 2015 from $246.9 million in the first quarter of 2014. Distributable earnings declined to $140.5 million in the first quarter of 2015 from $233.1 million in the first quarter of 2014. Both declines were largely attributable to lower incentive income, primarily stemming from annual tax-related incentive distributions.

In addition to ANI, Oaktree calculates economic net income (“ENI”) to facilitate comparability with other alternative asset managers that report a measure similar to ENI as a performance metric. Unlike ANI, ENI measures incentive income based on market values of the funds’ holdings, and is thus unaffected by the seasonality of annual tax-related incentive distributions. ENI increased to $228.9 million in the first quarter of 2015 from $18.7 million in the fourth quarter of 2014, on higher incentives created (fund level) and investment income, and increased slightly from $227.2 million in the first quarter of 2014. Per Class A unit, ENI was $1.28, ($0.02) and $1.34 for the first quarter of 2015, fourth quarter of 2014 and first quarter of 2014, respectively.
GAAP-basis results for the first quarter of 2015 included net income attributable to Oaktree Capital Group, LLC of $38.3 million, as compared to $24.4 million and $51.8 million for the fourth and first quarters of 2014, respectively.
Closed-end funds that Oaktree is currently marketing include Oaktree Mezzanine Fund IV, Oaktree Principal Fund VI, Oaktree Real Estate Opportunities Fund VII, Opps X and Xb, and Oaktree Enhanced Income Fund III.

The table below presents (a) segment revenues, distributable earnings revenues, fee-related earnings revenues and economic net income revenues, in each case for the Operating Group; (b) adjusted net income, distributable earnings, fee-related earnings and economic net income, in each case for both the Operating Group and per Class A unit; and (c) assets under management and accrued incentives (fund level) data. Please refer to the Glossary for definitions.

	As of or for the Three Months Ended March 31,
	2015	2014
	(in thousands, except per unit data or as otherwise indicated)
Segment Results:
Segment revenues	$394,387	$527,756
Adjusted net income	155,338	246,945
Distributable earnings revenues	373,686	512,349
Distributable earnings	140,508	233,141
Fee-related earnings revenues	188,050	188,400
Fee-related earnings	55,955	57,723
Economic net income revenues	506,970	587,254
Economic net income	228,860	227,242
Per Class A unit:
Adjusted net income	$0.85	$1.46
Distributable earnings	0.81	1.41
Fee-related earnings	0.32	0.33
Economic net income	1.28	1.34
Operating Metrics:
Assets under management (in millions):
Assets under management	$99,903	$86,226
Management fee-generating assets under management	78,497	74,027
Incentive-creating assets under management	34,458	33,258
Uncalled capital commitments	17,196	12,002
Accrued incentives (fund level):
Incentives created (fund level)	265,462	352,374
Incentives created (fund level), net of associated incentive income compensation expense	136,299	137,332
Accrued incentives (fund level)	2,061,990	2,335,937
Accrued incentives (fund level), net of associated incentive income compensation expense	1,073,445	1,215,523

Note: Oaktree discloses in this earnings release certain revenues and financial measures, including segment revenues, adjusted net income, adjusted net income per Class A unit, distributable earnings revenues, distributable earnings, distributable earnings per Class A unit, fee-related earnings revenues, fee-related earnings, fee-related earnings per Class A unit, economic net income revenues, economic net income and economic net income per Class A unit, that are calculated and presented on a basis other than generally accepted accounting principles in the United States (“non-GAAP”). Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures are presented at Exhibit A. All non-GAAP measures and all interim results presented in this release are unaudited.

Operating Metrics
Assets Under Management
AUM was $99.9 billion as of March 31, 2015, $90.8 billion as of December 31, 2014 and $86.2 billion as of March 31, 2014. The $9.1 billion increase since December 31, 2014 reflected $9.4 billion in capital inflows for closed-end funds and $2.2 billion of market-value gains, partially offset by $1.9 billion of distributions to closed-end fund investors and a $1.2 billion negative impact from foreign currency translation. Capital inflows for closed-end funds included $7.1 billion for Opps X and Xb, and $0.9 billion for Power Fund IV.
The $13.7 billion increase in AUM since March 31, 2014 reflected $15.3 billion of aggregate capital inflows and fee-generating leverage for closed-end and evergreen funds, $3.9 billion of net inflows to open-end funds, $2.4 billion of market-value gains and $2.3 billion from the Highstar acquisition in August 2014, partially offset by $6.9 billion of distributions to closed-end fund investors and a $2.6 billion negative impact from foreign currency translation. Capital inflows and fee-generating leverage for closed-end and evergreen funds included $7.1 billion for Opps X and Xb, $1.9 billion for EIF II and $1.4 billion for collateralized loan obligation vehicles (“CLOs”). Distributions to closed-end fund investors included $2.8 billion by Distressed Debt funds, $1.8 billion by Principal Investing funds and $1.0 billion by Real Estate funds. Net inflows to open-end funds included $1.2 billion for High Yield Bonds and $2.9 billion for Emerging Markets Equities.
Management Fee-generating Assets Under Management
Management fee-generating AUM was $78.5 billion as of March 31, 2015, $78.1 billion as of December 31, 2014 and $74.0 billion as of March 31, 2014. The $0.4 billion increase since December 31, 2014 reflected $1.0 billion in market-value gains in funds for which management fees are based on NAV, $0.9 billion in fee-generating leverage and drawdowns or contributions by closed-end and evergreen funds for which management fees are based on drawn capital or NAV and $0.6 billion attributable to CLOs and capital commitments to closed-end funds, partially offset by a $0.9 billion decline attributable to closed-end funds in liquidation, a $0.9 billion negative impact from foreign currency translation and $0.4 billion in uncalled capital commitments.
The $4.5 billion increase in management fee-generating AUM since March 31, 2014 reflected $3.9 billion from net inflows to open-end funds, $3.5 billion from fee-generating leverage and drawdowns or contributions by closed-end and evergreen funds for which management fees are based on drawn capital or NAV, $1.9 billion from the Highstar acquisition and $1.7 billion attributable to CLOs and capital commitments to closed-end funds, partially offset by $3.3 billion attributable to closed-end funds in liquidation, a $2.1 billion negative impact from foreign currency translation, $0.6 billion in uncalled capital commitments and $0.5 billion of distributions by funds that pay fees based on NAV.
Incentive-creating Assets Under Management
Incentive-creating assets under management (“incentive-creating AUM”) were $34.5 billion as of March 31, 2015, $33.9 billion as of December 31, 2014 and $33.3 billion as of March 31, 2014. The $0.6 billion increase since December 31, 2014 reflected the net effect of $1.2 billion in drawdowns by closed-end funds, $1.0 billion in market-value gains, $1.2 billion in distributions by closed-end funds and a $0.5 billion negative impact from foreign currency translation. The $1.2 billion increase since March 31, 2014 reflected the net effect of $5.4 billion in drawdowns by closed-end funds, $1.9 billion in market-value gains, $1.0 billion from the Highstar acquisition, $5.9 billion in distributions by closed-end funds and a $1.2 billion negative impact from foreign currency translation.
Of the $34.5 billion in incentive-creating AUM as of March 31, 2015, $25.4 billion, or 73.6%, was generating incentives at the fund level.
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)
Accrued incentives (fund level) were $2.1 billion as of March 31, 2015, $1.9 billion as of December 31, 2014 and $2.3 billion as of March 31, 2014. The first quarter of 2015 reflected $265.5 million of incentives created (fund level) and $152.9 million of segment incentive income recognized.

Net of incentive income compensation expense, accrued incentives (fund level) were $1.1 billion as of March 31, 2015, $1.0 billion as of December 31, 2014 and $1.2 billion as of March 31, 2014. As of March 31, 2015, December 31, 2014 and March 31, 2014, the portion of net accrued incentives (fund level) represented by funds that were currently paying incentives was $419.8 million, $420.7 million and $444.9 million, respectively, with the remainder arising from funds that as of that date had not yet reached the stage of their cash distribution waterfall where Oaktree was entitled to receive incentives, other than possibly tax-related distributions.
Uncalled Capital Commitments
Uncalled capital commitments were $17.2 billion as of March 31, 2015, $10.3 billion as of December 31, 2014, and $12.0 billion as of March 31, 2014. Capital drawn by closed-end funds during the quarter and last twelve months ended March 31, 2015 aggregated $1.6 billion and $8.3 billion, respectively, as compared with $2.2 billion and $6.5 billion for the corresponding prior-year periods.
Segment Results
Revenues
Segment revenues declined $133.4 million, or 25.3%, to $394.4 million in the first quarter of 2015, from $527.8 million in the first quarter of 2014, reflecting decreases of $0.3 million in management fees and $140.0 million in incentive income, partially offset by $7.0 million in higher investment income.
Management Fees
Management fees decreased $0.3 million, or 0.2%, to $188.1 million in the first quarter of 2015, from $188.4 million in the first quarter of 2014. The decline reflected an aggregate decrease of $17.9 million primarily among closed-end funds in liquidation, largely offset by $7.1 million from net inflows and market-value gains in open-end and evergreen funds, and $6.2 million attributable to the Highstar acquisition.
Incentive Income
Incentive income decreased $140.0 million, or 47.8%, to $152.9 million in the first quarter of 2015, from $292.9 million in the first quarter of 2014. Tax-related incentive distributions with respect to 2014 taxable income generated by closed-end funds not yet paying incentives accounted for $129.4 million of the $152.9 million, down from a corresponding $219.7 million of the year-earlier’s $292.9 million. Of the remaining $23.5 million and $73.2 million for the first quarters of 2015 and 2014, respectively, Oaktree Opportunities Fund VIIb accounted for zero and $57.8 million.
Investment Income
Investment income increased $7.0 million, or 15.1%, to $53.5 million in the first quarter of 2015, from $46.5 million in the first quarter of 2014. Our one-fifth ownership stake in DoubleLine Capital LP and its affiliates (collectively, “DoubleLine”) accounted for investment income of $14.6 million and $9.6 million in the first quarters of 2015 and 2014, respectively, of which performance fees accounted for $2.0 million and $1.4 million, respectively.
Expenses
Compensation and Benefits
Compensation and benefits increased $7.7 million, or 7.8%, to $105.9 million for the first quarter of 2015, from $98.2 million for the first quarter of 2014. The increase primarily reflected growth in headcount, including the Highstar acquisition.

Equity-based Compensation
Equity-based compensation increased $3.0 million, or 75.0%, to $7.0 million for the first quarter of 2015, from $4.0 million for the first quarter of 2014, primarily reflecting non-cash amortization expense associated with vesting of restricted unit grants made to employees and directors subsequent to our initial public offering in April 2012.
Incentive Income Compensation
Incentive income compensation expense decreased $47.7 million, or 34.6%, to $90.1 million for the first quarter of 2015, from $137.8 million for the first quarter of 2014. The percentage decrease was smaller than the corresponding decline of 47.8% in incentive income, primarily as a result of catch-up tax distributions related to incentive interests awarded to certain investment professionals in 2014.
General and Administrative
General and administrative expense decreased $6.2 million, or 20.3%, to $24.4 million for the first quarter of 2015, from $30.6 million for the first quarter of 2014. Excluding the impact of foreign currency-related items, general and administrative expense decreased $2.8 million, or 8.8%, to $28.9 million from $31.7 million, reflecting a number of factors, including expenses related to our bi-annual client conferences in early 2014.
Other Income (Expense), Net
Other income (expense), net were expenses of $0.9 million and $1.7 million for the first quarters of 2015 and 2014, respectively. The current-year period primarily reflected losses associated with certain non-operating corporate activities. The prior-year period reflected the write-off of unamortized debt issuance costs associated with the refinancing of our corporate credit facility, partially offset by income attributable to a 2010 arbitration award.
Adjusted Net Income
ANI decreased $91.6 million, or 37.1%, to $155.3 million for the first quarter of 2015, from $246.9 million for the first quarter of 2014, primarily reflecting decreases of $92.3 million in incentive income, net of incentive income compensation expense (“net incentive income”), and $1.7 million in fee-related earnings, partially offset by a $7.0 million increase in investment income. The portion of ANI attributable to our Class A units was $38.3 million and $57.9 million for the first quarters of 2015 and 2014, respectively. Per Class A unit, adjusted net income-OCG was $0.85 and $1.46 for the first quarters of 2015 and 2014, respectively.
The effective tax rate applied to ANI for the first quarters of 2015 and 2014 was 16% and 10%, respectively.  The effective tax rate is a function of the mix of income and other factors that often vary significantly within or between years, each of which can have a material impact on the particular year’s income tax expense.
Distributable Earnings
Distributable earnings declined $92.6 million, or 39.7%, to $140.5 million for the first quarter of 2015, from $233.1 million for the first quarter of 2014, reflecting decreases of $92.3 million in net incentive income and $1.7 million in fee-related earnings, partially offset by a $1.7 million increase in investment income proceeds. For the first quarter of 2015, investment income proceeds totaled $32.8 million, including $24.0 million from fund distributions and $12.4 million from DoubleLine, as compared with total investment income proceeds in the prior-year quarter of $31.1 million, of which $21.7 million and $9.4 million was attributable to fund distributions and DoubleLine, respectively.
The portion of distributable earnings attributable to our Class A units was $0.81 and $1.41 per unit for the first quarters of 2015 and 2014, respectively, reflecting distributable earnings per Operating Group unit of $0.92 and $1.53, respectively, less costs borne by Class A unitholders for professional fees and other expenses, cash taxes attributable to the Intermediate Holding Companies and amounts payable pursuant to the tax receivable agreement.

Fee-related Earnings
Fee-related earnings decreased $1.7 million, or 2.9%, to $56.0 million for the first quarter of 2015, from $57.7 million for the first quarter of 2014. The decrease reflected $0.3 million of lower management fees, an increase of $7.7 million in compensation and benefits, and a decrease of $6.2 million in general and administrative expense. The portion of fee-related earnings attributable to our Class A units was $0.32 and $0.33 per unit for the first quarters of 2015 and 2014, respectively.
The effective tax rate applicable to fee-related earnings for the first quarters of 2015 and 2014 was 10% and 12%, respectively.  The rate used for interim fiscal periods is based on the estimated full-year effective tax rate, which is subject to change as the year progresses. In general, the annual effective tax rate increases as annual fee-related earnings increase, and vice versa.
GAAP-basis Results
Net income attributable to Oaktree Capital Group, LLC was $38.3 million for the first quarter of 2015, as compared to $51.8 million for the first quarter of 2014.
Capital and Liquidity
As of March 31, 2015, Oaktree had $1.0 billion of cash and investments in U.S. Treasury securities and $850 million of outstanding debt. Oaktree had then, and currently has, no borrowings outstanding against its $500 million revolving credit facility. As of March 31, 2015, Oaktree’s investments in funds and companies had a carrying value of $1.5 billion, with its 20% investment in DoubleLine carried at cost, as adjusted under the equity method of accounting. Accrued incentives (fund level), net of associated compensation expense, represented an additional $1.1 billion as of that date.
Distribution
Oaktree Capital Group, LLC has declared a distribution attributable to the first quarter of 2015 of $0.64 per Class A unit. This distribution will be paid on May 14, 2015 to Class A unitholders of record at the close of business on May 11, 2015.
Conference Call
Oaktree will host a conference call to discuss its first quarter 2015 results today at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time.  The conference call may be accessed by dialing (888) 769-9724 (U.S. callers) or +1 (415) 228-4639 (non-U.S. callers), participant password OAKTREE.  Alternatively, a live webcast of the conference call can be accessed through the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/.
For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree’s website, or by dialing (866) 435-1319 (U.S. callers) or +1 (203) 369-1017 (non-U.S. callers), beginning approximately one hour after the broadcast.
About Oaktree
Oaktree is a leader among global investment managers specializing in alternative investments, with $100 billion in assets under management as of March 31, 2015. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Headquartered in Los Angeles, the firm has over 900 employees and offices in 17 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.
Investor Relations Website

Investors and others should note that Oaktree uses the Investors section of its corporate website to announce material information to investors and the marketplace. While not all of the information that Oaktree posts on its corporate website is of a material nature, some information could be deemed to be material. Accordingly, Oaktree encourages investors, the media, and others interested in Oaktree to review the information that it shares on its corporate website at the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/. Information contained on, or available through, our website is not incorporated by reference into this document.
Contacts:

Investor Relations:	Oaktree Capital Group, LLC
Andrea D. Williams
(213) 830-6483
investorrelations@oaktreecapital.com

Press Relations:	Sard Verbinnen & Co
John Christiansen
(415) 618-8750
jchristiansen@sardverb.com

Carissa Felger
(312) 895-4701
cfelger@sardverb.com

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which reflect the current views of Oaktree Capital Group, LLC (“OCG”), with respect to, among other things, our future results of operations and financial performance. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity, including, but not limited to, changes in our anticipated revenue and income, which are inherently volatile; changes in the value of our investments; the pace of our raising of new funds; changes in assets under management; the timing and receipt of, and impact of taxes on, carried interest; distributions from and liquidation of our existing funds; the amount and timing of distributions on our Class A units; changes in our operating or other expenses; the degree to which we encounter competition; and general economic and market conditions. The factors listed in the item captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 27, 2015, which is accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations described in our forward-looking statements.
Forward-looking statements speak only as of the date the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
This release and its contents do not constitute and should not be construed as (a) a recommendation to buy, (b) an offer to buy or solicitation of an offer to buy, (c) an offer to sell or (d) advice in relation to, any securities of OCG or securities of any Oaktree investment fund.

Consolidated Statements of Operations Data (GAAP basis)

	Three Months Ended March 31,
	2015	2014
	(in thousands, except per unit data)
Revenues:
Management fees	$50,819	$40,431
Expenses:
Compensation and benefits	(110,143)	(98,292)
Equity-based compensation	(11,706)	(9,182)
Incentive income compensation	(66,892)	(91,494)
Total compensation and benefits expense	(188,741)	(198,968)
General and administrative	(6,580)	(32,238)
Depreciation and amortization	(2,892)	(1,921)
Consolidated fund expenses	(37,761)	(25,192)
Total expenses	(235,974)	(258,319)
Other income (loss):
Interest expense	(46,569)	(24,000)
Interest and dividend income	522,929	362,136
Net realized gain on consolidated funds’ investments	474,830	654,151
Net change in unrealized appreciation on consolidated funds’ investments	507,483	770,478
Investment income	12,682	4,991
Other income (expense), net	4,694	(1,698)
Total other income	1,476,049	1,766,058
Income before income taxes	1,290,894	1,548,170
Income taxes	(7,875)	(7,986)
Net income	1,283,019	1,540,184
Less:
Net income attributable to non-controlling interests in consolidated funds	(1,136,665)	(1,324,832)
Net income attributable to non-controlling interests in consolidated subsidiaries	(108,101)	(163,558)
Net income attributable to Oaktree Capital Group, LLC	$38,253	$51,794
Distributions declared per Class A unit	$0.56	$1.00
Net income per unit (basic and diluted):
Net income per Class A unit	$0.85	$1.30
Weighted average number of Class A units outstanding	45,063	39,700

Segment Financial Data

	As of or for the Three Months Ended March 31,
	2015	2014
Segment Statements of Operations Data: (1)	(in thousands, except per unit data or as otherwise indicated)
Revenues:
Management fees	$188,050	$188,400
Incentive income	152,879	292,876
Investment income	53,458	46,480
Total revenues	394,387	527,756
Expenses:
Compensation and benefits	(105,854)	(98,194)
Equity-based compensation	(7,023)	(3,983)
Incentive income compensation	(90,102)	(137,828)
General and administrative	(24,350)	(30,562)
Depreciation and amortization	(1,891)	(1,921)
Total expenses	(229,220)	(272,488)
Adjusted net income before interest and other income (expense)	165,167	255,268
Interest expense, net of interest income (2).	(8,933)	(6,625)
Other income (expense), net	(896)	(1,698)
Adjusted net income	$155,338	$246,945

Adjusted net income-OCG	$38,285	$57,875
Adjusted net income per Class A unit	0.85	1.46
Distributable earnings	140,508	233,141
Distributable earnings-OCG	36,295	55,812
Distributable earnings per Class A unit	0.81	1.41
Fee-related earnings	55,955	57,723
Fee-related earnings-OCG	14,556	12,923
Fee-related earnings per Class A unit	0.32	0.33
Economic net income	228,860	227,242
Economic net income-OCG	57,479	53,222
Economic net income per Class A unit	1.28	1.34

Weighted average number of Operating Group units outstanding	153,237	152,271
Weighted average number of Class A units outstanding	45,063	39,700

Operating Metrics:
Assets under management (in millions):
Assets under management	$99,903	$86,226
Management fee-generating assets under management	78,497	74,027
Incentive-creating assets under management	34,458	33,258
Uncalled capital commitments (3).	17,196	12,002
Accrued incentives (fund level): (4)
Incentives created (fund level)	265,462	352,374
Incentives created (fund level), net of associated incentive income compensation expense	136,299	137,332
Accrued incentives (fund level)	2,061,990	2,335,937
Accrued incentives (fund level), net of associated incentive income compensation expense	1,073,445	1,215,523

(1)
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients. The components of revenues and expenses used in determining adjusted net income do not give effect to the consolidation of the funds that we manage. Segment revenues include investment income (loss) that is classified in other income (loss) in the GAAP-basis statements of operations. Segment revenues and expenses also reflect Oaktree's proportionate economic interest in Highstar, whereby amounts received for contractually reimbursable costs are included with segment expenses, as compared to being recorded as other income under GAAP. In addition, adjusted net income excludes the effect of (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) acquisition-related items including amortization of intangibles and changes in the contingent consideration liability, (c) differences arising from equity value units (“EVUs”) that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes, (d) income taxes, (e) other income or expenses applicable to OCG or its Intermediate Holding Companies and (f) the adjustment for non-controlling interests. Incentive income and incentive income compensation expense are included in adjusted net income when the underlying fund distributions are known or knowable as of the respective quarter end, which may be later than the time at which the same revenue or expense is included in the GAAP-basis statements of operations, for which the revenue standard is fixed or determinable and the expense standard is probable and reasonably estimable. Adjusted net income is calculated at the Operating Group level. For additional information regarding the reconciling adjustments discussed above, please see Exhibit A.

(2)	Interest income was $1.0 million and $1.1 million for the three months ended March 31, 2015 and 2014, respectively.

(3)
Uncalled capital commitments represent undrawn capital commitments by partners (including Oaktree as general partner) of our closed-end funds through their investment periods and certain evergreen funds. If a fund distributes capital during its investment period, that capital is typically subject to possible recall, in which case it is included in uncalled capital commitments.

(4)
Our funds record as accrued incentives the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. Amounts recognized by us as incentive income are no longer included in accrued incentives (fund level), the term we use for remaining fund-level accruals. Incentives created (fund level), incentive income and accrued incentives (fund level) are presented gross, without deduction for direct compensation expense that is owed to our investment professionals associated with the particular fund when we earn the incentive income. We call that charge “incentive income compensation expense.” Incentive income compensation expense varies by the investment strategy and vintage of the particular fund, among many factors.

Operating Metrics
We monitor certain operating metrics that are either common to the alternative asset management industry or that we believe provide important data regarding our business. As described below, these operating metrics include AUM, management fee-generating AUM, incentive-creating AUM, incentives created (fund level), accrued incentives (fund level) and uncalled capital commitments.

Assets Under Management		As of
		March 31, 2015	December 31, 2014	March 31, 2014
		(in millions)
Assets Under Management:
Closed-end funds		$56,259	$48,203	$46,902
Open-end funds		38,340	37,452	34,911
Evergreen funds		5,304	5,176	4,413
Total		$99,903	$90,831	$86,226

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2015	2014	2015	2014
	(in millions)
Change in Assets Under Management:
Beginning balance	$90,831	$83,605	$86,226	$78,801
Closed-end funds:
Capital commitments/other (1).	9,440	1,083	12,529	5,364
Acquisition (Highstar)	—	—	2,349	—
Distributions for a realization event/other (2).	(1,937)	(1,952)	(6,941)	(10,801)
Uncalled capital commitments at end of investment period	(240)	(146)	(409)	(146)
Foreign currency translation	(776)	1	(1,645)	403
Change in market value (3).	1,197	1,369	2,107	4,971
Change in applicable leverage	372	(138)	1,367	730
Open-end funds:
Contributions	1,710	1,695	9,138	5,844
Redemptions	(1,429)	(579)	(5,265)	(3,642)
Foreign currency translation	(444)	14	(980)	216
Change in market value (3).	1,051	913	536	2,656
Evergreen funds:
Contributions or new capital commitments	204	268	1,383	1,769
Redemptions or distributions	(56)	(14)	(260)	(268)
Distributions from restructured funds	(5)	(16)	(44)	(50)
Foreign currency translation	(1)	(1)	6	4
Change in market value (3).	(14)	124	(194)	375
Ending balance	$99,903	$86,226	$99,903	$86,226

(1)	These amounts represent capital commitments, as well as the aggregate par value of collateral assets and principal cash associated with our CLOs.

(2)
These amounts represent distributions for a realization event, tax-related distributions, reductions in the par value of collateral assets and principal cash resulting from the repayment of debt by our CLOs, and recallable distributions at the end of the investment period.

(3)
The change in market value reflects the change in NAV of our funds resulting from current income and realized and unrealized gains/losses on investments, less management fees and other fund expenses, as well as changes in the aggregate par value of collateral assets and principal cash held by our CLOs resulting from other activities.

Management Fee-generating AUM		As of
		March 31, 2015	December 31, 2014	March 31, 2014
Management Fee-generating Assets Under Management:		(in millions)
Closed-end funds:
Senior Loans		$6,032	$5,255	$2,984
Other closed-end funds		30,614	32,017	33,192
Open-end funds		38,257	37,383	34,855
Evergreen funds		3,594	3,424	2,996
Total		$78,497	$78,079	$74,027

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2015	2014	2015	2014
Change in Management Fee-generating Assets Under Management:	(in millions)

Beginning balance	$78,079	$71,950	$74,027	$66,350
Closed-end funds:
Capital commitments to funds that pay fees based on committed capital/other (1).	607	560	1,714	6,776
Acquisition (Highstar)	—	—	1,882	—
Capital drawn by funds that pay fees based on drawn capital or NAV	264	107	1,116	1,240
Change attributable to funds in liquidation (2).	(861)	(898)	(3,266)	(6,373)
Uncalled capital commitments at end of investment period for funds that pay fees based on committed capital	(435)	—	(604)	(664)
Distributions by funds that pay fees based on NAV/other (3).	(109)	(108)	(512)	(372)
Foreign currency translation	(467)	(16)	(1,113)	325
Change in market value (4).	17	109	(63)	116
Change in applicable leverage	358	—	1,316	716
Open-end funds:
Contributions	1,696	1,680	9,111	5,829
Redemptions	(1,413)	(581)	(5,250)	(3,644)
Foreign currency translation	(444)	14	(979)	216
Change in market value	1,035	912	520	2,655
Evergreen funds:
Contributions or capital drawn by funds that pay fees based on drawn capital or NAV	233	197	1,034	786
Redemptions or distributions	(41)	(14)	(241)	(269)
Change in market value	(22)	115	(195)	340
Ending balance	$78,497	$74,027	$78,497	$74,027

(1)	These amounts represent capital commitments to funds that pay fees based on committed capital, as well as the aggregate par value of collateral assets and principal cash associated with our CLOs.

(2)
These amounts represent the change for funds that pay fees based on the lesser of funded capital or cost basis during the liquidation period, as well as recallable distributions at the end of the investment period. For most closed-end funds, management fees are charged during the liquidation period on the lesser of (a) total funded capital or (b) the cost basis of assets remaining in the fund, with the cost basis of assets generally calculated by excluding cash balances. Thus, changes in fee basis during the liquidation period are not dependent on distributions made from the fund; rather, they are tied to the cost basis of the fund’s investments, which generally declines as the fund sells assets.

(3)
These amounts represent distributions by funds that pay fees based on NAV, as well as reductions in the par value of collateral assets and principal cash resulting from the repayment of debt by our CLOs.

(4)
The change in market value reflects certain funds that pay management fees based on NAV and leverage, as applicable, as well as changes in the aggregate par value of collateral assets and principal cash held by our CLOs resulting from other activities.

	As of
	March 31, 2015	December 31, 2014	March 31, 2014
Reconciliation of Assets Under Management to Management Fee-generating Assets Under Management:	(in millions)
Assets under management	$99,903	$90,831	$86,226
Difference between assets under management and committed capital or cost basis for applicable closed-end funds (1).	(5,620)	(5,521)	(6,616)
Undrawn capital commitments to funds that have not yet commenced their investment periods	(9,190)	(320)	(696)
Undrawn capital commitments to funds for which management fees are based on drawn capital or NAV	(4,238)	(4,528)	(3,013)
Oaktree’s general partner investments in management fee-generating funds	(1,200)	(1,231)	(1,247)
Closed-end funds that are no longer paying management fees and co-investments that pay no management fees	(939)	(924)	(444)
Funds for which management fees were permanently waived	(219)	(228)	(183)
Management fee-generating assets under management	$78,497	$78,079	$74,027

(1)	This difference is not applicable to closed-end funds that pay management fees based on NAV or leverage.
The period-end weighted average annual management fee rates applicable to the respective management fee-generating AUM balances above are set forth below, and reflect the applicable contractual fee rates, exclusive of the impact of special items such as retroactive management fees and the collection of deferred contingent management fees.

	As of
Weighted Average Annual Management Fee Rates:	March 31, 2015	December 31, 2014	March 31, 2014
Closed-end funds:
Senior Loans	0.50%	0.50%	0.50%
Other closed-end funds	1.54	1.54	1.55
Open-end funds	0.47	0.47	0.47
Evergreen funds	1.50	1.53	1.61
Overall	0.94	0.96	1.00

Incentive-creating AUM

	As of
	March 31, 2015	December 31, 2014	March 31, 2014
Incentive-creating Assets Under Management:	(in millions)
Closed-end funds	$32,374	$31,743	$31,172
Evergreen funds	2,084	2,118	2,086
Total	$34,458	$33,861	$33,258
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)

	As of or for the Three Months Ended March 31,
	2015	2014
Accrued Incentives (Fund Level):	(in thousands)
Beginning balance	$1,949,407	$2,276,439
Incentives created (fund level):
Closed-end funds	265,457	337,583
Evergreen funds	5	14,791
Total incentives created (fund level)	265,462	352,374
Less: segment incentive income recognized by us	(152,879)	(292,876)
Ending balance	$2,061,990	$2,335,937
Accrued incentives (fund level), net of associated incentive income compensation expense	$1,073,445	$1,215,523
Uncalled Capital Commitments
Uncalled capital commitments were $17.2 billion as of March 31, 2015, as compared with $10.3 billion as of December 31, 2014 and $12.0 billion as of March 31, 2014.

Segment Results
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients.
Adjusted Net Income
Adjusted net income and adjusted net income-OCG, as well as per unit data, are set forth below:

	Three Months Ended March 31,
	2015	2014
	(in thousands, except per unit data)
Revenues:
Management fees	$188,050	$188,400
Incentive income	152,879	292,876
Investment income	53,458	46,480
Total revenues	394,387	527,756
Expenses:
Compensation and benefits	(105,854)	(98,194)
Equity-based compensation	(7,023)	(3,983)
Incentive income compensation	(90,102)	(137,828)
General and administrative	(24,350)	(30,562)
Depreciation and amortization	(1,891)	(1,921)
Total expenses	(229,220)	(272,488)
Adjusted net income before interest and other income (expense)	165,167	255,268
Interest expense, net of interest income	(8,933)	(6,625)
Other income (expense), net	(896)	(1,698)
Adjusted net income	155,338	246,945
Adjusted net income attributable to OCGH non-controlling interest	(109,657)	(182,561)
Non-Operating Group expenses	(334)	(282)
Adjusted net income-OCG before income taxes	45,347	64,102
Income taxes-OCG	(7,062)	(6,227)
Adjusted net income-OCG	$38,285	$57,875
Adjusted net income per Class A unit	$0.85	$1.46
Weighted average number of Class A units outstanding	45,063	39,700

Investment Income

	Three Months Ended March 31,
	2015	2014
	(in thousands)
Income (loss) from investments in funds:
Oaktree funds:
Corporate Debt	$11,351	$8,835
Convertible Securities	948	408
Distressed Debt	1,936	20,474
Control Investing	17,757	11,042
Real Estate	5,769	5,466
Listed Equities	3,140	(3,960)
Non-Oaktree funds	2,593	923
Income from investments in companies	9,964	3,292
Total investment income	$53,458	$46,480

Distributable Earnings and Distribution Calculation
Distributable earnings and the calculation of distributions are set forth below:

	Three Months Ended March 31,
	2015	2014
Distributable Earnings:	(in thousands, except per unit data)
Revenues:
Management fees	$188,050	$188,400
Incentive income	152,879	292,876
Receipts of investment income from funds (1).	23,961	21,658
Receipts of investment income from companies	8,796	9,415
Total distributable earnings revenues	373,686	512,349
Expenses:
Compensation and benefits	(105,854)	(98,194)
Incentive income compensation	(90,102)	(137,828)
General and administrative	(24,350)	(30,562)
Depreciation and amortization	(1,891)	(1,921)
Total expenses	(222,197)	(268,505)
Other income (expense):
Interest expense, net of interest income	(8,933)	(6,625)
Operating Group income taxes	(1,152)	(2,380)
Other income (expense), net	(896)	(1,698)
Distributable earnings	$140,508	$233,141

Distribution Calculation:
Operating Group distribution with respect to the period	$118,458	$184,771
Distribution per Operating Group unit	$0.77	$1.21
Adjustments per Class A unit:
Distributable earnings-OCG income tax expense	(0.02)	(0.13)
Tax receivable agreement	(0.10)	(0.09)
Non-Operating Group expenses	(0.01)	(0.01)
Distribution per Class A unit (2).	$0.64	$0.98

(1)
This adjustment characterizes a portion of the distributions received from funds as receipts of investment income or loss. In general, the income or loss component of a fund distribution is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(2)	With respect to the quarter ended March 31, 2015, the distribution was announced on April 30, 2015 and is payable on May 14, 2015.

Units Outstanding

	Three Months Ended March 31,
	2015	2014
	(in thousands)
Weighted Average Units:
OCGH	108,174	112,571
Class A	45,063	39,700
Total	153,237	152,271
Units Eligible for Fiscal Period Distribution:
OCGH	105,469	109,223
Class A	48,372	43,480
Total	153,841	152,703

Fee-related Earnings
Fee-related earnings and fee-related earnings-OCG, as well as per unit data, are set forth below:

	Three Months Ended March 31,
	2015	2014
	(in thousands, except per unit data)
Management fees:
Closed-end funds	$129,602	$137,038
Open-end funds	44,441	39,654
Evergreen funds	14,007	11,708
Total management fees	188,050	188,400
Expenses:
Compensation and benefits	(105,854)	(98,194)
General and administrative	(24,350)	(30,562)
Depreciation and amortization	(1,891)	(1,921)
Total expenses	(132,095)	(130,677)
Fee-related earnings	55,955	57,723
Fee-related earnings attributable to OCGH non-controlling interest	(39,500)	(42,673)
Non-Operating Group expenses	(335)	(282)
Fee-related earnings-OCG before income taxes	16,120	14,768
Fee-related earnings-OCG income taxes	(1,564)	(1,845)
Fee-related earnings-OCG	$14,556	$12,923
Fee-related earnings per Class A unit	$0.32	$0.33
Weighted average number of Class A units outstanding	45,063	39,700

Segment Statements of Financial Condition

	As of
	March 31, 2015	December 31, 2014	March 31, 2014
	(in thousands)
Assets:
Cash and cash-equivalents	$434,232	$405,290	$563,292
U.S. Treasury securities	570,749	655,529	360,559
Corporate investments	1,503,621	1,515,443	1,393,692
Deferred tax assets	430,873	357,364	373,037
Receivables and other assets	313,599	334,173	243,747
Total assets	$3,253,074	$3,267,799	$2,934,327
Liabilities and Capital:
Liabilities:
Accounts payable and accrued expenses	$252,006	$390,196	$235,596
Due to affiliates	371,988	309,214	321,830
Debt obligations	850,000	850,000	610,714
Total liabilities	1,473,994	1,549,410	1,168,140
Capital:
OCGH non-controlling interest in consolidated subsidiaries	1,159,339	1,172,663	1,212,862
Unitholders’ capital attributable to Oaktree Capital Group, LLC	619,741	545,726	553,325
Total capital	1,779,080	1,718,389	1,766,187
Total liabilities and capital	$3,253,074	$3,267,799	$2,934,327
Corporate Investments

	As of
	March 31, 2015	December 31, 2014	March 31, 2014
Investments in funds:	(in thousands)
Oaktree funds:
Corporate Debt	$426,543	$426,677	$279,022
Convertible Securities	19,647	18,698	18,963
Distressed Debt	429,173	433,715	461,400
Control Investing	262,492	249,840	244,661
Real Estate	145,330	134,631	124,741
Listed Equities	148,383	149,901	130,960
Non-Oaktree funds	49,706	49,441	50,020
Investments in companies	22,347	52,540	83,925
Total corporate investments	$1,503,621	$1,515,443	$1,393,692

Fund Data
Information regarding our closed-end, open-end and evergreen funds, together with benchmark data where applicable, is set forth below. For our closed-end and evergreen funds, no benchmarks are presented in the tables as there are no known comparable benchmarks for these funds’ investment philosophy, strategy and implementation.

Closed-end Funds

			As of March 31, 2015
	Investment Period		Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distri-butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Oaktree Segment Incentive Income Recog- nized	Accrued Incentives (Fund Level) (2)	Unreturned Drawn Capital Plus Accrued Preferred Return (3)	IRR Since Inception (4)		Multiple of Drawn Capital (5)
	Start Date	End Date										Gross	Net
	(in millions)
Distressed Debt
Oaktree Opportunities Fund Xb	TBD	—	$4,718	$—	$—	$—	$—	$—	$—	$—	$—	N/A	N/A	N/A
Oaktree Opportunities Fund X	TBD	—	2,415	—	—	—	—	—	—	—	—	N/A	N/A	N/A
Oaktree Opportunities Fund IX	Jan. 2014	Jan. 2017	5,066	4,559	62	2	4,619	4,966	—	—	4,944	5.4%	1.3%	1.1x
Oaktree Opportunities Fund VIIIb	Aug. 2011	Aug. 2014	2,692	2,692	658	625	2,725	2,462	44	7	2,702	11.7	8.2	1.3
Special Account B	Nov. 2009	Nov. 2012	1,031	1,089	593	908	774	772	15	16	575	16.6	13.9	1.6
Oaktree Opportunities Fund VIII	Oct. 2009	Oct. 2012	4,507	4,507	2,404	3,749	3,162	2,401	140	329	2,250	15.3	10.8	1.6
Special Account A	Nov. 2008	Oct. 2012	253	253	308	462	99	75	41	20	—	29.8	24.3	2.2
OCM Opportunities Fund VIIb	May 2008	May 2011	10,940	9,844	9,221	17,027	2,038	1,463	1,394	398	—	22.8	17.4	2.0
OCM Opportunities Fund VII	Mar. 2007	Mar. 2010	3,598	3,598	1,528	4,431	695	888	81	—	693	10.7	8.1	1.5
OCM Opportunities Fund VI	Jul. 2005	Jul. 2008	1,773	1,773	1,335	2,833	275	380	134	127	—	12.2	9.0	1.9
OCM Opportunities Fund V	Jun. 2004	Jun. 2007	1,179	1,179	974	2,042	111	123	168	22	—	18.6	14.3	1.9
Legacy funds (6).	Various	Various	9,543	9,543	8,193	17,695	41	—	1,113	8	—	24.2	19.3	1.9
												22.5%	17.0%
Real Estate Opportunities
Oaktree Real Estate Opportunities Fund VI	Aug. 2012	Aug. 2016	$2,677	$2,276	$650	$43	$2,883	$2,610	$2	$123	$2,484	25.7%	16.9%	1.3x
Oaktree Real Estate Opportunities Fund V	Mar. 2011	Mar. 2015	1,283	1,283	819	752	1,350	739	28	129	893	20.2	14.8	1.7
Special Account D	Nov. 2009	Nov. 2012	256	263	180	229	214	110	2	15	137	16.8	14.5	1.8
Oaktree Real Estate Opportunities Fund IV	Dec. 2007	Dec. 2011	450	450	386	477	359	208	15	57	179	17.2	11.8	2.0
OCM Real Estate Opportunities Fund III	Sep. 2002	Sep. 2005	707	707	649	1,290	66	—	115	13	—	15.6	11.6	2.0
Legacy funds (6).	Various	Various	1,634	1,610	1,399	3,009	—	—	112	—	—	15.2	12.0	1.9
												15.9%	12.4%
Real Estate Debt
Oaktree Real Estate Debt Fund (7).	Sep. 2013	Sep. 2016	$1,012	$158	$21	$10	$169	$174	$—	$3	$153	27.3%	19.0%	1.2x
Oaktree PPIP Fund (8) .	Dec. 2009	Dec. 2012	2,322	1,113	457	1,570	—	—	47	—	—	28.2	N/A	1.4

European Principal Investments (9)
Oaktree European Principal Fund III	Nov. 2011	Nov. 2016	€3,164	€2,208	€922	€224	€2,906	€3,299	€—	€179	€2,342	24.7%	15.7%	1.5x
OCM European Principal Opportunities Fund II	Dec. 2007	Dec. 2012	€1,759	€1,685	€858	€1,382	€1,161	€1,019	€29	€132	€976	13.6	8.5	1.6
OCM European Principal Opportunities Fund	Mar. 2006	Mar. 2009	$495	$473	$441	$822	$92	$91	$30	$54	$—	11.6	8.8	2.0
												15.4%	10.3%
European Private Debt
Oaktree European Dislocation Fund (7) (10).	Oct. 2013	Oct. 2016	€294	€101	€14	€43	€72	€99	€—	€2	€61	nm	nm	1.2x
Special Account E (7) (10).	Oct. 2013	Apr. 2015	€379	€204	€26	€22	€208	€178	€—	€4	€194	nm	nm	1.1

			As of March 31, 2015
	Investment Period		Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distri-butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Oaktree Segment Incentive Income Recog- nized	Accrued Incentives (Fund Level) (2)	Unreturned Drawn Capital Plus Accrued Preferred Return (3)	IRR Since Inception (4)		Multiple of Drawn Capital (5)
	Start Date	End Date										Gross	Net
	(in millions)
Global Principal Investments
Oaktree Principal Fund VI (10)	— (11)	—	$602	$30	$12	$—	$42	$30	$—	$—	$31	nm	nm	1.5x
Oaktree Principal Fund V	Feb. 2009	Feb. 2015	2,827	2,586	859	1,093	2,352	1,839	50	90	2,221	14.3%	8.4%	1.4
Special Account C	Dec. 2008	Feb. 2014	505	455	316	293	478	395	16	46	315	17.7	13.0	1.7
OCM Principal Opportunities Fund IV	Oct. 2006	Oct. 2011	3,328	3,328	1,973	3,416	1,885	1,227	22	154	1,692	11.0	8.2	1.7
OCM Principal Opportunities Fund III	Nov. 2003	Nov. 2008	1,400	1,400	896	2,159	137	—	147	26	—	14.0	9.7	1.8
Legacy funds (6).	Various	Various	2,301	2,301	1,839	4,137	3	—	236	1	—	14.5	11.6	1.8
												13.6%	10.0%
Power Opportunities
Oaktree Power Opportunities Fund IV	TBD	—	$940	$—	$—	$—	$—	$—	$—	$—	$—	N/A	N/A	N/A
Oaktree Power Opportunities Fund III	Apr. 2010	Apr. 2015	1,062	579	160	134	605	581	—	30	554	19.0%	9.4%	1.4x
OCM/GFI Power Opportunities Fund II	Nov. 2004	Nov. 2009	1,021	541	1,451	1,921	71	39	96	5	—	76.1	58.8	3.9
OCM/GFI Power Opportunities Fund	Nov. 1999	Nov. 2004	449	383	251	634	—	—	23	—	—	20.1	13.1	1.8
												34.8%	26.6%
Infrastructure Investing
Highstar Capital IV (12).	Nov. 2010	Nov. 2016	$2,346	$1,768	$196	$268	$1,696	$1,882	$—	$—	$1,379	16.0%	7.5%	1.3x

Mezzanine Finance
Oaktree Mezzanine Fund IV (7) (10)	Oct. 2014	Oct. 2019	$498	$60	$—	$—	$60	$58	$—	$—	$62	nm	nm	1.0x
Oaktree Mezzanine Fund III (13).	Dec. 2009	Dec. 2014	1,592	1,423	292	965	750	713	1	11	737	15.4%	10.4% / 8.1%	1.3
OCM Mezzanine Fund II	Jun. 2005	Jun. 2010	1,251	1,107	514	1,388	233	310	—	—	244	11.4	7.9	1.6
OCM Mezzanine Fund (14).	Oct. 2001	Oct. 2006	808	773	303	1,073	3	—	38	1	—	15.4	10.8 / 10.5	1.5
												13.3%	8.9%
Emerging Markets Opportunities
Oaktree Emerging Market Opportunities Fund (15)	Sep. 2013	Sep. 2016	$384	$162	$(31)	$—	$131	$285	$—	$—	$172	(21.1)%	(23.9)%	0.8x
Special Account F (10).	Jan. 2014	Jan. 2017	253	86	(22)	—	64	64	—	—	93	nm	nm	0.8
				$68,860	(16) (17)			29,819	(17)	2,025	(17)
						Other (18)		6,533		32
						Total (19)		$36,352		$2,057

(1)	Drawn capital reflects the capital contributions of investors in the fund, net of any distributions to such investors of uninvested capital.

(2)	Accrued incentives (fund level) exclude Oaktree segment incentive income previously recognized.

(3)
Unreturned drawn capital plus accrued preferred return reflects the amount the fund needs to distribute to its investors as a return of capital and a preferred return (as applicable) before Oaktree is entitled to receive incentive income (other than tax distributions) from the fund.

(4)
The internal rate of return (“IRR”) is the annualized implied discount rate calculated from a series of cash flows. It is the return that equates the present value of all capital invested in an investment to the present value of all returns of capital, or the discount rate that will provide a net present value of all cash flows equal to zero. Fund-level IRRs are calculated based upon the actual timing of cash contributions/distributions to investors and the residual value of such investor’s capital accounts at the end of the applicable period being measured. Gross IRRs reflect returns before allocation of management fees, expenses and any incentive allocation to the fund’s general partner. To the extent material, gross returns include certain transaction, advisory, directors or other ancillary fees (“fee income”) paid directly to us in connection with our funds’ activities (we credit all such fee income back to the respective fund(s) so that our funds’ investors share pro rata in the fee income’s economic benefit). Net IRRs reflect returns to non-affiliated investors after allocation of management fees, expenses and any incentive allocation to the fund’s general partner.

(5)	Multiple of drawn capital is calculated as drawn capital plus gross income and, if applicable, fee income before fees and expenses divided by drawn capital.

(6)
Legacy funds represent certain predecessor funds within the relevant strategy that have substantially or completely liquidated their assets, including funds managed by certain Oaktree investment professionals while employed at the Trust Company of the West prior to Oaktree’s founding in 1995. When these employees joined Oaktree upon, or shortly after, its founding, they continued to manage the fund through the end of its term pursuant to a sub-advisory relationship between the Trust Company of the West and Oaktree.

(7)
Management fees during the investment period are calculated on drawn, rather than committed, capital. As a result, as of March 31, 2015 management fee-generating AUM included only that portion of committed capital that had been drawn.

(8)
Due to the differences in allocations of income and expenses to this fund’s two primary limited partners, the U.S. Treasury and Oaktree PPIP Private Fund, a combined net IRR is not presented. Oaktree PPIP Fund had liquidated all of its investments and made its final liquidating distribution as of December 31, 2013. Oaktree PPIP Fund and Oaktree PPIP Private Fund were dissolved as of December 31, 2013. Of the $2,322 million in capital commitments, $1,161 million related to the Oaktree PPIP Private Fund. The gross and net IRR for the Oaktree PPIP Private Fund were 24.7% and 18.6%, respectively, as of December 31, 2013.

(9)
Aggregate IRRs are based on the conversion of OCM European Principal Opportunities Fund II and Oaktree European Principal Fund III cash flows from Euros to USD using the March 31, 2015 spot rate of $1.07.

(10)	The IRR is not considered meaningful (“nm”) as the period from the initial capital contribution through March 31, 2015 was less than 18 months.

(11)
As of March 31, 2015, Oaktree Principal Fund VI had made an aggregate $30 million drawdown against its $602 million of committed capital. Oaktree has not yet commenced the fund's investment period and, as a result, as of March 31, 2015 management fees were assessed only on the drawn capital, and management fee-generating AUM included only that portion of committed capital.

(12)
The fund includes co-investments of $394 million in AUM for which we earn no management fees or incentive allocation. Those co-investments have been excluded from the calculation of gross and net IRR, as well as the unreturned drawn capital plus accrued preferred return amount and multiple of drawn capital. The fund follows the American-style waterfall, whereby the general partner may receive an incentive allocation as soon as it has returned the drawn capital and paid a preferred return on the fund’s realized investments (i.e., on a deal

-by-deal basis). However, such cash distributions of incentives may be subject to repayment, or clawback. As of March 31, 2015, Oaktree had not recognized any incentive income from this fund. Additionally, under the terms of the Highstar acquisition, Oaktree is effectively entitled to approximately 8% of the potential incentives generated by this fund.

(13)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.4% and Class B interests was 8.1%. The combined net IRR for Class A and Class B interests was 9.5%.

(14)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.8% and Class B interests was 10.5%. The combined net IRR for the Class A and Class B interests was 10.6%.

(15)
Oaktree had temporarily elected to assess management fees on NAV, instead of committed capital, during the investment period. Beginning May 1, 2015, management fees will be assessed on committed capital. As a result, as of March 31, 2015, management fee-generating AUM represented a blended portion of NAV and committed capital on which management fees were assessed.

(16)	The aggregate change in drawn capital for the three months ended March 31, 2015 was $1.6 billion.

(17)	Totals are based on the conversion of Euro amounts to USD using the March 31, 2015 spot rate of $1.07.

(18)
This includes Oaktree Enhanced Income Fund, Oaktree Enhanced Income Fund II, Oaktree Loan Fund 2x, Oaktree Asia Special Situations Fund, OCM Asia Principal Opportunities Fund, CLOs, a closed-end separate account, a non-Oaktree fund and two evergreen separate accounts in our Real Estate Debt strategy.

(19)
This excludes two closed-end funds with management fee-generating AUM aggregating $433 million as of March 31, 2015, which has been included as part of the Strategic Credit strategy within the evergreen funds table, and includes two evergreen separate accounts in our Real Estate Debt strategy with an aggregate $139 million of management fee-generating AUM.

Open-end Funds

		Manage- ment Fee-gener- ating AUM as of Mar. 31, 2015	Twelve Months Ended March 31, 2015			Since Inception through March 31, 2015
	Strategy Inception		Rates of Return (1)			Annualized Rates of Return (1)			Sharpe Ratio
			Oaktree		Rele- vant Bench- mark	Oaktree		Rele- vant Bench- mark	Oaktree Gross	Rele- vant Bench- mark
			Gross	Net		Gross	Net
		(in millions)

U.S. High Yield Bonds	Jan. 1986	$16,723	1.4%	0.9%	1.3%	9.7%	9.1%	8.6%	0.81	0.56
Global High Yield Bonds	Nov. 2010	3,957	2.0	1.5	2.6	8.5	8.0	7.6	1.27	1.21
European High Yield Bonds	May 1999	856	6.1	5.6	5.1	8.4	7.8	6.4	0.68	0.41
U.S. Convertibles	Apr. 1987	5,063	2.9	2.4	8.1	10.0	9.4	8.5	0.43	0.28
Non-U.S. Convertibles	Oct. 1994	2,461	7.1	6.6	5.2	9.0	8.4	6.1	0.82	0.43
High Income Convertibles	Aug. 1989	962	2.6	1.9	1.3	11.7	10.9	8.4	1.05	0.60
U.S. Senior Loans	Sep. 2008	2,863	2.2	1.7	2.8	7.0	6.5	5.7	1.19	0.63
European Senior Loans	May 2009	1,518	2.9	2.4	3.6	9.6	9.1	10.7	1.76	1.82
Emerging Markets Equities	Jul. 2011	3,854	(4.6)	(5.4)	0.4	(0.7)	(1.5)	(1.9)	(0.04)	(0.11)
Total		$38,257

(1)	Returns represent time-weighted rates of return, including reinvestment of income, net of commissions and transaction costs. The returns for Relevant Benchmarks are presented on a gross basis.
Evergreen Funds

		As of March 31, 2015				Twelve Months Ended March 31, 2015		Since Inception through March 31, 2015
		AUM	Manage- ment Fee-gener- ating AUM	Accrued Incen- tives (Fund Level)
	Strategy Inception					Rates of Return (1)		Annualized Rates of Return (1)
						Gross	Net	Gross	Net
		(in millions)

Strategic Credit (2).	Jul. 2012	$2,977	$1,780	$ n/a		0.2%	(0.7)%	10.8%	8.2%
Value Opportunities	Sep. 2007	1,782	1,719	—	(3)	(7.2)	(8.5)	11.4	6.9
Value Equities (4).	Apr. 2014	337	158	—	(3)	nm	nm	nm	nm
Emerging Markets Opportunities	Sep. 2013	190	75	—	(3)	(19.3)	(21.0)	(2.0)	(10.7)
Emerging Markets Total Return (4)	Jan. 2014	134	20	—		nm	nm	nm	nm
Emerging Markets Absolute Return	Apr. 1997	158	136	—	(3)	(3.0)	(3.5)	14.0	9.5
			3,888	—
Restructured funds (5)			—	5
Total (2)(6)			$3,888	$5

(1)	Returns represent time-weighted rates of return.

(2)	Includes two closed-end funds with an aggregate $668 million and $433 million of AUM and management fee-generating AUM, respectively.

(3)
As of March 31, 2015, the aggregate depreciation below high-water marks previously established for individual investors in the fund totaled approximately $99 million for Value Opportunities, $1 million for Value Equities, $17 million for Emerging Markets Opportunities and $5 million for Emerging Markets Absolute Return.

(4)	Rates of return are not considered meaningful (“nm”) because the since-inception period as of March 31, 2015 was less than 18 months.

(5)
Oaktree manages three restructured evergreen funds that are in liquidation: Oaktree European Credit Opportunities Fund, Oaktree High Yield Plus Fund and Oaktree Japan Opportunities Fund (Yen class). As of March 31, 2015, these funds had gross and net IRRs since inception of (2.1)% and (4.6)%, 7.6% and 5.3%, and (5.1)% and (6.1)%, respectively, and in the aggregate had AUM of $123 million. Additionally, Oaktree High Yield Plus Fund had accrued incentives (fund level) of $5 million as of March 31, 2015.

(6)	Total excludes two evergreen separate accounts in our Real Estate Debt strategy with an aggregate $139 million of management fee-generating AUM.

GLOSSARY
Accrued incentives (fund level) represents the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. Amounts recognized by us as incentive income are no longer included in accrued incentives (fund level), the term we use for remaining fund-level accruals.
Adjusted net income (“ANI”) is a measure of profitability for our investment management segment. The components of revenues (“segment revenues”) and expenses used in the determination of ANI do not give effect to the consolidation of the funds that we manage. Segment revenues include investment income (loss) that is classified in other income (loss) in the GAAP-basis statements of operations. Segment revenues and expenses also reflect Oaktree's proportionate economic interest in Highstar, whereby amounts received for contractually reimbursable costs are included with segment expenses, as compared to being recorded as other income under GAAP. In addition, ANI excludes the effect of (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) acquisition-related items including amortization of intangibles and changes in the contingent consideration liability, (c) differences arising from EVUs that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes, (d) income taxes, (e) other income or expenses applicable to OCG or its Intermediate Holding Companies and (f) the adjustment for non-controlling interests. Incentive income and incentive income compensation expense are included in ANI when the underlying fund distributions are known or knowable as of the respective quarter end, which may be later than the time at which the same revenue or expense is included in the GAAP-basis statements of operations, for which the revenue standard is fixed or determinable and the expense standard is probable and reasonably estimable. ANI is calculated at the Operating Group level.
Adjusted net income–OCG, or adjusted net income per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ANI attributable to their ownership. Adjusted net income-OCG represents ANI including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Two of our Intermediate Holding Companies incur federal and state income taxes for their shares of Operating Group income. Generally, those two corporate entities hold an interest in the Operating Group’s management fee-generating assets and a small portion of its incentive and investment income-generating assets. As a result, historically our fee-related earnings generally have been subject to corporate-level taxation, and most of our incentive income and investment income generally has not been subject to corporate-level taxation. Thus, the blended effective income tax rate has generally tended to be higher to the extent that fee-related earnings represented a larger proportion of our ANI. Myriad other factors affect income tax expense and the effective income tax rate, and there can be no assurance that this historical relationship will continue going forward.
Assets under management (“AUM”) generally refers to the assets we manage and equals the NAV of the assets we manage, the fund-level leverage on which management fees are charged, the undrawn capital that we are entitled to call from investors in our funds pursuant to their capital commitments and the aggregate par value of collateral assets and principal cash held by our CLOs.

•
Management fee-generating assets under management (“management fee-generating AUM”) is a forward-looking metric and reflects the AUM on which we will earn management fees in the following quarter. Our closed-end funds typically pay management fees based on committed capital or drawn capital during the investment period, without regard to changes in NAV, and during the liquidation period on the lesser of (a) total funded capital or (b) the cost basis of assets remaining in the fund. The annual management fee rate remains unchanged from the investment period through the liquidation period. Our open-end and evergreen funds typically pay management fees based on their NAV, and our CLOs pay management fees based on the aggregate par value of collateral assets and principal cash held by them, as defined in the applicable CLO indentures. As compared with AUM, management fee-generating AUM generally excludes the following:

◦	Differences between AUM and either committed capital or cost basis for most closed-end funds, other than for closed-end funds that pay management fees based on NAV and leverage, as applicable;

◦	Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods;

◦	Undrawn capital commitments to funds for which management fees are based on drawn capital or NAV;

◦	The investments we make in our funds as general partner;

◦	Closed-end funds that are beyond the term during which they pay management fees and co-investments that pay no management fees; and

◦	AUM in restructured and liquidating evergreen funds for which management fees were waived.

•
Incentive-creating assets under management (“incentive-creating AUM”) refers to the AUM that may eventually produce incentive income. It represents the NAV of our funds for which we are entitled to receive an incentive allocation, excluding CLOs and investments made by us and our employees and directors (which are not subject to an incentive allocation). All funds for which we are entitled to receive an incentive allocation are included in incentive-creating AUM, regardless of whether or not they are currently generating incentives. Incentive-creating AUM does not include undrawn capital commitments.

Consolidated funds refers to the funds and CLOs that Oaktree consolidates through a majority voting interest or otherwise, including those funds in which Oaktree as the general partner is presumed to have control.
Distributable earnings is a non-GAAP performance measure derived from our segment results that we use to measure our earnings at the Operating Group level without the effects of the consolidated funds for the purpose of, among other things, assisting in the determination of equity distributions from the Operating Group. However, the declaration, payment and determination of the amount of equity distributions, if any, is at the sole discretion of our board of directors, which may change our distribution policy at any time.
Distributable earnings and distributable earnings revenues differ from ANI in that they exclude segment investment income or loss and include the receipt of investment income or loss from distributions by our investments in funds and companies. In addition, distributable earnings differs from ANI in that it is net of Operating Group income taxes and excludes non-cash equity-based compensation charges related to unit grants made after our initial public offering in April 2012. In contrast to the GAAP measure of net income or loss attributable to OCG, distributable earnings also excludes the effect of (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) income taxes and expenses that OCG or its Intermediate Holding Companies bear directly and (c) the adjustment for non-controlling interests.
Distributable earnings–OCG, or distributable earnings per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of distributable earnings attributable to their ownership.  Distributable earnings-OCG represents distributable earnings including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as current income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) amounts payable under a tax receivable agreement.  The income tax expense included in distributable earnings-OCG represents the implied current provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Economic net income (“ENI”) is a non-GAAP measure that we use to evaluate the financial performance of our segment by applying the “Method 2,” instead of the “Method 1,” revenue recognition approach to accounting for incentive income. ANI follows Method 1, except incentive income is recognized when the underlying fund distributions are known or knowable as of the respective quarter end, as opposed to the fixed or determinable standard of Method 1. The Method 2 approach followed by ENI recognizes incentive income as if the funds were liquidated at their reported values as of the date of the financial statements. ENI is computed by adjusting ANI for the change in accrued incentives (fund level), net of associated incentive income compensation expense, during the period.

Economic net income revenues is a non-GAAP measure applying the Method 2, instead of the Method 1, approach to accounting for segment incentive income, and reflects the adjustments described above and under the definition of ANI.
Economic net income–OCG, or economic net income per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ENI attributable to their ownership. Economic net income-OCG represents ENI, including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG.  The income tax expense included in economic net income-OCG represents the implied provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Equity value units (“EVUs”) represent special limited partnership units in Oaktree Capital Group Holdings, L.P. (“OCGH”) that entitle the holder the right to receive a one-time special distribution that will be settled in OCGH units, based on value created during a specified period (“Term”) in excess of a fixed “Base Value.” The value created will be measured on a per unit basis, based on Class A unit trading prices and certain components of quarterly distributions with respect to the period during the Term. EVUs also give the holder the right, subject to service vesting and Oaktree performance relative to the accreting Base Value, to receive certain quarterly distributions from OCGH. EVUs do not entitle the holder to any voting rights.
Fee-related earnings (“FRE”) is a non-GAAP measure that we use to monitor the baseline earnings of our business. FRE is comprised of segment management fees (“fee-related earnings revenues”) less segment operating expenses other than incentive income compensation expense and non-cash equity-based compensation charges related to unit grants made after our initial public offering. FRE is considered baseline because it applies all cash compensation and benefits other than incentive income compensation expense, as well as all general and administrative expenses, to management fees, even though a significant portion of those expenses is attributable to incentive and investment income. FRE is presented before income taxes.
Fee-related earnings–OCG, or fee-related earnings per Class A unit, is a non-GAAP measure calculated to provide Class A unitholders with a measure that shows the portion of FRE attributable to their ownership. Fee-related earnings–OCG represents FRE including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Fee-related earnings–OCG income taxes is calculated excluding any segment incentive income or investment income (loss).
Intermediate Holding Companies collectively refers to the subsidiaries wholly owned by us.
Net asset value (“NAV”) refers to the value of all the assets of a fund (including cash and accrued interest and dividends) less all liabilities of the fund (including accrued expenses and any reserves established by us, in our discretion, for contingent liabilities) without reduction for accrued incentives (fund level) because they are reflected in the partners’ capital of the fund.
Oaktree, OCG, we, us, our or the Company refers to Oaktree Capital Group, LLC and, where applicable, its subsidiaries and affiliates.
Oaktree Operating Group (“Operating Group”) refers collectively to the entities that control the general partners and investment advisors of our funds in which we have a minority economic interest and indirect control.
Relevant Benchmark refers, with respect to:

•	our U.S. High Yield Bond strategy, to the Citigroup U.S. High Yield Cash-Pay Capped Index;

•
our Global High Yield Bond strategy, to an Oaktree custom global high yield index that represents 60% BofA Merrill Lynch High Yield Master II Constrained Index and 40% BofA Merrill Lynch Global Non-Financial High Yield European Issuers 3% Constrained, ex-Russia Index – USD Hedged from inception through December 31, 2012, and the BofA Merrill Lynch Non-Financial Developed Markets High Yield Constrained Index – USD Hedged thereafter;

•	our European High Yield Bond strategy, to the BofA Merrill Lynch Global Non-Financial High Yield European Issuers excluding Russia 3% Constrained Index (USD Hedged);

•	our U.S. Senior Loan strategy (with the exception of the closed-end funds), to the Credit Suisse Leveraged Loan Index;

•	our European Senior Loan strategy, to the Credit Suisse Western European Leveraged Loan Index (EUR Hedged);

•
our U.S. Convertible Securities strategy, to an Oaktree custom convertible index that represents the Credit Suisse Convertible Securities Index from inception through December 31, 1999, the Goldman Sachs/Bloomberg Convertible 100 Index from January 1, 2000 through June 30, 2004 and the BofA Merrill Lynch All U.S. Convertibles Index thereafter;

•
our non-U.S. Convertible Securities strategy, to an Oaktree custom non-U.S. convertible index that represents the JACI Global ex-U.S. (Local) Index from inception through December 31, 2014 and the Thomson Reuters Global Focus ex-U.S. (USD hedged) Index thereafter;

•	our High Income Convertible Securities strategy, to the Citigroup U.S. High Yield Market Index; and

•	our Emerging Markets Equity strategy, to the Morgan Stanley Capital International Emerging Markets Index (Net).
Sharpe Ratio refers to a metric used to calculate risk-adjusted return. The Sharpe Ratio is the ratio of excess return to volatility, with excess return defined as the return above that of a riskless asset (based on the three-month U.S. Treasury bill, or for our European senior loan strategy, the Euro Overnight Index Average) divided by the standard deviation of such return. A higher Sharpe Ratio indicates a return that is higher than would be expected for the level of risk compared to the risk-free rate.

EXHIBIT A
Use of Non-GAAP Financial Information
Oaktree discloses certain non-GAAP financial measures in this earnings release. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented below. Management makes operating decisions and assesses the performance of Oaktree’s business based on these non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.
Reconciliation of Segment Results to GAAP Net Income
The following table reconciles fee-related earnings and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended March 31,
	2015	2014
	(in thousands)
Fee-related earnings (1)	$55,955	$57,723
Incentive income	152,879	292,876
Incentive income compensation	(90,102)	(137,828)
Investment income	53,458	46,480
Equity-based compensation (2)	(7,023)	(3,983)
Interest expense, net of interest income	(8,933)	(6,625)
Other income (expense), net	(896)	(1,698)
Adjusted net income	155,338	246,945
Incentive income (3)	(17,378)	(64,460)
Incentive income compensation (3)	23,210	46,334
Equity-based compensation (4)	(4,683)	(5,199)
Acquisition-related items (5)	(1,807)	—
Income taxes (6)	(7,875)	(7,986)
Non-Operating Group expenses (7)	(334)	(282)
Non-controlling interests (7)	(108,218)	(163,558)
Net income attributable to Oaktree Capital Group, LLC	$38,253	$51,794

(1)
Fee-related earnings is a component of adjusted net income and is comprised of segment management fees less segment operating expenses other than incentive income compensation expense and non-cash equity-based compensation charges related to unit grants made after our initial public offering.

(2)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made after our initial public offering, which is excluded from fee-related earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG.

(4)
This adjustment adds back the effect of (a) equity-based compensation charges related to unit grants made before our initial public offering, which is excluded from adjusted net income and fee-related earnings because it is a non-cash charge that does not affect our financial position, and (b) differences arising from EVUs that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes.

(5)	This adjustment adds back the effect of acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability.

(6)	Because adjusted net income and fee-related earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(7)
Because adjusted net income and fee-related earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or non-controlling interests.

The following table reconciles fee-related earnings-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended March 31,
	2015	2014
	(in thousands)
Fee-related earnings-OCG (1)	$14,556	$12,923
Incentive income attributable to OCG	44,958	76,359
Incentive income compensation attributable to OCG	(26,497)	(35,935)
Investment income attributable to OCG	15,721	12,118
Equity-based compensation attributable to OCG (2)	(2,065)	(1,039)
Interest expense, net of interest income attributable to OCG	(2,626)	(1,726)
Other income (expense) attributable to OCG	(264)	(443)
Non-fee-related earnings income taxes attributable to OCG (3)	(5,498)	(4,382)
Adjusted net income-OCG (1)	38,285	57,875
Incentive income attributable to OCG (4)	(5,110)	(16,806)
Incentive income compensation attributable to OCG (4)	6,825	12,080
Equity-based compensation attributable to OCG (5)	(1,377)	(1,355)
Acquisition-related items attributable to OCG (6)	(531)	—
Non-controlling interests attributable to OCG	161	—
Net income attributable to Oaktree Capital Group, LLC	$38,253	$51,794

(1)
Fee-related earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and fee-related earnings attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies.

(2)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made after our initial public offering, which is excluded from fee-related earnings-OCG because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)
This adjustment adds back income taxes associated with segment incentive income, incentive income compensation expense or investment income or loss, which are not included in the calculation of fee-related earnings-OCG.

(4)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense attributable to OCG between adjusted net income-OCG and net income attributable to OCG.

(5)
This adjustment adds back the effect of (a) equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income-OCG and fee-related earnings-OCG because it is a non-cash charge that does not affect our financial position, and (b) differences arising from EVUs that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes.

(6)	This adjustment adds back the effect of acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability attributable to OCG.

The following table reconciles fee-related earnings revenues and segment revenues to GAAP revenues.

	Three Months Ended March 31,
	2015	2014
	(in thousands)
Fee-related earnings revenues	$188,050	$188,400
Incentive income	152,879	292,876
Investment income	53,458	46,480
Segment revenues	394,387	527,756
Consolidated funds (1)	(330,886)	(482,334)
Investment income (2)	(12,682)	(4,991)
GAAP revenues	$50,819	$40,431

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following table reconciles distributable earnings and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended March 31,
	2015	2014
	(in thousands)
Distributable earnings	$140,508	$233,141
Investment income (1)	53,458	46,480
Receipts of investment income from funds (2)	(23,961)	(21,658)
Receipts of investment income from companies	(8,796)	(9,415)
Equity-based compensation (3)	(7,023)	(3,983)
Operating Group income taxes	1,152	2,380
Adjusted net income	155,338	246,945
Incentive income (4)	(17,378)	(64,460)
Incentive income compensation (4)	23,210	46,334
Equity-based compensation (5)	(4,683)	(5,199)
Acquisition-related items (6)	(1,807)	—
Income taxes (7)	(7,875)	(7,986)
Non-Operating Group expenses (8)	(334)	(282)
Non-controlling interests (8)	(108,218)	(163,558)
Net income attributable to Oaktree Capital Group, LLC	$38,253	$51,794

(1)
This adjustment adds back segment investment income, which with respect to investments in funds is initially largely non-cash in nature and is thus not available to fund our operations or make equity distributions.

(2)
This adjustment eliminates the portion of distributions received from funds characterized as receipts of investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(3)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made after our initial public offering, which is excluded from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(4)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG.

(5)
This adjustment adds back the effect of (a) equity-based compensation charges related to unit grants made before our initial public offering, which is excluded from adjusted net income because it does not affect our financial position and from distributable earnings because it is non-cash in nature and does not impact our ability to fund operations or make equity distributions, and (b) differences arising from EVUs that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes.

(6)	This adjustment adds back the effect of acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability.

(7)	Because adjusted net income and distributable earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(8)
Because adjusted net income and distributable earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or non-controlling interests.

The following table reconciles distributable earnings-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended March 31,
	2015	2014
	(in thousands)
Distributable earnings-OCG (1)	$36,295	$55,812
Investment income attributable to OCG	15,721	12,118
Receipts of investment income from funds attributable to OCG	(7,046)	(5,647)
Receipts of investment income from companies attributable to OCG	(2,587)	(2,455)
Equity-based compensation attributable to OCG (2)	(2,065)	(1,039)
Distributable earnings-OCG income taxes	280	739
Tax receivable agreement	4,410	3,953
Income taxes of Intermediate Holding Companies	(6,723)	(5,606)
Adjusted net income-OCG (1)	38,285	57,875
Incentive income attributable to OCG (3)	(5,110)	(16,806)
Incentive income compensation attributable to OCG (3)	6,825	12,080
Equity-based compensation attributable to OCG (4)	(1,377)	(1,355)
Acquisition-related items attributable to OCG (5)	(531)	—
Non-controlling interests attributable to OCG	161	—
Net income attributable to Oaktree Capital Group, LLC	$38,253	$51,794

(1)
Distributable earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and distributable earnings attributable to Class A unitholders. These measures are net of income taxes and expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of distributable earnings to distributable earnings-OCG is presented below.

	Three Months Ended March 31,
	2015	2014
	(in thousands, except per unit data)
Distributable earnings	$140,508	$233,141
Distributable earnings attributable to OCGH non-controlling interest	(99,189)	(172,355)
Non-Operating Group expenses	(334)	(282)
Distributable earnings-OCG income taxes	(280)	(739)
Tax receivable agreement	(4,410)	(3,953)
Distributable earnings-OCG	$36,295	$55,812
Distributable earnings-OCG per Class A unit	$0.81	$1.41

(2)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made after our initial public offering, which is excluded from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense attributable to OCG between adjusted net income-OCG and net income attributable to OCG.

(4)
This adjustment adds back the effect of (a) equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income because it does not affect our financial position and from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions, and (b) differences arising from EVUs that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes.

(5)	This adjustment adds back the effect of acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability attributable to OCG.

The following table reconciles distributable earnings revenues and segment revenues to GAAP revenues.

	Three Months Ended March 31,
	2015	2014
	(in thousands)
Distributable earnings revenues	$373,686	$512,349
Investment income	53,458	46,480
Receipts of investment income from funds	(23,961)	(21,658)
Receipts of investment income from companies	(8,796)	(9,415)
Segment revenues	394,387	527,756
Consolidated funds (1)	(330,886)	(482,334)
Investment income (2)	(12,682)	(4,991)
GAAP revenues	$50,819	$40,431

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following table reconciles economic net income and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended March 31,
	2015	2014
	(in thousands)
Economic net income (1)	$228,860	$227,242
Change in accrued incentives (fund level), net of associated incentive income compensation (2).	(73,522)	19,703
Adjusted net income	155,338	246,945
Incentive income (3)	(17,378)	(64,460)
Incentive income compensation (3)	23,210	46,334
Equity-based compensation (4)	(4,683)	(5,199)
Acquisition-related items (5)	(1,807)	—
Income taxes (6)	(7,875)	(7,986)
Non-Operating Group expenses (7)	(334)	(282)
Non-controlling interests (7)	(108,218)	(163,558)
Net income attributable to Oaktree Capital Group, LLC	$38,253	$51,794

(1)	Please see Glossary for the definition of economic net income.

(2)
The change in accrued incentives (fund level), net of associated incentive income compensation expense, represents the difference between (a) our recognition of net incentive income and (b) the incentive income generated by the funds during the period that would be due to us if the funds were liquidated at their reported values as of that date, net of associated incentive income compensation expense.

(3)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG.

(4)
This adjustment adds back the effect of (a) equity-based compensation charges related to unit grants made before our initial public offering, which is excluded from adjusted net income and economic net income because it is a non-cash charge that does not affect our financial position, and (b) differences arising from EVUs that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes.

(5)	This adjustment adds back the effect of acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability.

(6)	Because adjusted net income and economic net income are pre-tax measures, this adjustment adds back the effect of income tax expense.

(7)
Because adjusted net income and economic net income are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or non-controlling interests.

The following table reconciles economic net income-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended March 31,
	2015	2014
	(in thousands)
Economic net income-OCG (1)	$57,479	$53,222
Change in accrued incentives (fund level), net of associated incentive income compensation attributable to OCG	(21,622)	5,137
Economic net income-OCG income taxes	9,490	5,743
Income taxes-OCG	(7,062)	(6,227)
Adjusted net income-OCG (1)	38,285	57,875
Incentive income attributable to OCG (2)	(5,110)	(16,806)
Incentive income compensation attributable to OCG (2)	6,825	12,080
Equity-based compensation attributable to OCG (3)	(1,377)	(1,355)
Acquisition-related items attributable to OCG (4)	(531)	—
Non-controlling interests attributable to OCG	161	—
Net income attributable to Oaktree Capital Group, LLC	$38,253	$51,794

(1)
Economic net income-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and economic net income attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of economic net income to economic net income-OCG is presented below.

	Three Months Ended March 31,
	2015	2014
	(in thousands, except per unit data)
Economic net income	$228,860	$227,242
Economic net income attributable to OCGH non-controlling interest	(161,557)	(167,995)
Non-Operating Group expenses	(334)	(282)
Economic net income-OCG income taxes	(9,490)	(5,743)
Economic net income-OCG	$57,479	$53,222
Economic net income per Class A unit	$1.28	$1.34

(2)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense attributable to OCG between adjusted net income-OCG and net income attributable to OCG.

(3)
This adjustment adds back the effect of (a) equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income because it does not affect our financial position and from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions, and (b) differences arising from EVUs that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes.

(4)	This adjustment adds back the effect of acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability attributable to OCG.

The following table reconciles economic net income revenues and segment revenues to GAAP revenues.

	Three Months Ended March 31,
	2015	2014
	(in thousands)
Economic net income revenues	$506,970	$587,254
Incentives created	(265,462)	(352,374)
Incentive income	152,879	292,876
Segment revenues	394,387	527,756
Consolidated funds (1)	(330,886)	(482,334)
Investment income (2)	(12,682)	(4,991)
GAAP revenues	$50,819	$40,431

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following tables reconcile segment information to consolidated financial data:

	As of or for the Three Months Ended March 31, 2015
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$188,050	$(137,231)	$50,819
Incentive income (1)	152,879	(152,879)	—
Investment income (1)	53,458	(40,776)	12,682
Total expenses (2)	(229,220)	(6,754)	(235,974)
Interest expense, net (3)	(8,933)	(37,636)	(46,569)
Other income (expense), net (4)	(896)	5,590	4,694
Other income of consolidated funds (5)	—	1,505,242	1,505,242
Income taxes	—	(7,875)	(7,875)
Net loss attributable to non-controlling interests in consolidated funds	—	(1,136,665)	(1,136,665)
Net income attributable to non-controlling interests in consolidated subsidiaries	—	(108,101)	(108,101)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$155,338	$(117,085)	$38,253
Corporate investments (6)	$1,503,621	$(1,335,622)	$167,999
Total assets (7)	$3,253,074	$51,784,503	$55,037,577

(1)	The adjustment represents the elimination of amounts earned from the consolidated funds.

(2)
The expense adjustment consists of (a) equity-based compensation charges of $4,595 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $17,511, (c) expenses incurred by the Intermediate Holding Companies of $334, (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $23,210, (e) acquisition-related items of $1,807, (f) adjustments related to amounts received for contractually reimbursable costs that are included with segment expenses, as compared to being recorded as other income under GAAP of $5,590, (g) differences arising from EVUs that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes of $88 and (h) other expenses of $39.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income (expense), net represents adjustments related to amounts received for contractually reimbursable costs that are included with segment expenses, as compared to being recorded as other income under GAAP.

(5)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income (loss) attributable to non-controlling interests of the consolidated funds.

(6)
The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds, including investments in our CLOs, that are treated as equity- or cost-method investments for segment reporting. Of the $1.5 billion, equity-method investments accounted for $1.3 billion.

(7)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Three Months Ended March 31, 2014
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$188,400	$(147,969)	$40,431
Incentive income (1)	292,876	(292,876)	—
Investment income (1)	46,480	(41,489)	4,991
Total expenses (2)	(272,488)	14,169	(258,319)
Interest expense, net (3)	(6,625)	(17,375)	(24,000)
Other income, net	(1,698)	—	(1,698)
Other income of consolidated funds (4)	—	1,786,765	1,786,765
Income taxes	—	(7,986)	(7,986)
Net income attributable to non-controlling interests in consolidated funds	—	(1,324,832)	(1,324,832)
Net income attributable to non-controlling interests in consolidated subsidiaries	—	(163,558)	(163,558)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$246,945	$(195,151)	$51,794
Corporate investments (5)	$1,393,692	$(1,214,960)	$178,732
Total assets (6)	$2,934,327	$45,494,881	$48,429,208

(1)	The adjustment represents the elimination of amounts earned from the consolidated funds.

(2)
The expense adjustment consists of (a) equity-based compensation charges of $5,199 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $26,684, (c) expenses incurred by the Intermediate Holding Companies of $282 and (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $46,334.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)
The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds, including investments in our CLOs, that are treated as equity- or cost-method investments for segment reporting. Of the $1.4 billion, equity-method investments accounted for $1.2 billion.

(6)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.